AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998

                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                         FAMOUS DAVE'S OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)


              Minnesota                                41-1782300
   (State or other jurisdiction of            (IRS Employer Incorporation
    incorporation or organization)                 Identification No.)


                             7279 Flying Cloud Drive
                          Eden Prairie, Minnesota 55344
          (Address, including zip code of principal executive offices)

                      ------------------------------------

                         1997 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)
                      ------------------------------------

                                Douglas S. Lanham
                             Chief Executive Officer
                             7279 Flying Cloud Drive
                          Eden Prairie, Minnesota 55344
                                 (612) 833-9300
          (Name, and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             William M. Mower, Esq.
                       Maslon Edelman Borman & Brand, LLP
                               3300 Norwest Center
                          Minneapolis, Minnesota 55402
                                 (612) 672-8200

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                                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM        PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE PER      AGGREGATE OFFERING             AMOUNT OF
       REGISTERED              REGISTERED                SHARE (1)                PRICE (1)             REGISTRATION FEE
------------------------- ------------------------ ----------------------- ------------------------ ------------------------
Common stock ($0.01 par
value per share)              350,000 shares             6.00               $  2,100,000.00          $      619.50
------------------------- ------------------------ ----------------------- ------------------------ ------------------------

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq Stock Market on April 6, 1998.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     (a) The contents of the Registrant's Form 10-K for the fiscal year ended December 28, 1997, filed on March 30, 1998.

     (b) The description of the Registrant's common stock included under the caption "Securities to be Registered" in its Registration Statement on Form 8-A, dated October 25, 1996, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

     Partners of Maslon Edelman Borman & Brand, LLP, beneficially own 16,300 shares of Famous Dave's of America, Inc. common stock.

Item 6.  Indemnification of Directors and Officers.

     The registrant is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.


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Item 8.  Exhibits.

     5   Opinion of Maslon Edelman Borman & Brand, LLP.

     4.1 1997 Employee Stock Option Plan (incorporated by reference to Exhibit
         10.8 to Registrant's quarterly report on 10QSB for the three month period ended June 29, 1997).

     4.2 Amendment to 1997 Employee Stock Option Plan dated January 27, 1998.

     23A Consent of Lund Koehler Cox & Company, PLLP.

     23B Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 6, 1998.

                                     FAMOUS DAVE'S OF AMERICA, INC.



                                     By:      /s/ Douglas S. Lanham
                                            ------------------------------------
                                              Douglas S. Lanham
                                              Chief Executive Officer
                                              (Principal Executive Officer)


                                     By:      /s/ Daniel F. Moorse
                                            ------------------------------------
                                              Daniel F. Moorse
                                              Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 6 day of April, 1998, by the following persons in the capacities indicated:

     Signature                                              Title
     ---------                                              -----
 /s/ David W. Anderson
     -----------------------
     David W. Anderson                      Chairman of the Board of Directors


  /s/ Douglas S. Lanham
     -----------------------
      Douglas S. Lanham                     Chief Executive Officer and Director


/s/ Thomas J. Brosig
     -----------------------
    Thomas J. Brosig                        Director


  /s/ Richard L. Monfort
     -----------------------
      Richard L. Monfort                    Director


   /s/ Martin J. O'Dowd
     -----------------------
       Martin J. O'Dowd                     Director




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                                  EXHIBIT INDEX


Exhibit                                                                             Page
-------                                                                             ----
 5       Opinion of Maslon Edelman Borman & Brand, LLP.

 10      Amendment to 1997 Employee Stock Option Plan dated January 27, 1998.

 23A     Consent of Lund Koehler Cox & Company, PLLP.





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